CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form 8-K/A of our report dated March 12, 1998, on our audit of the consolidated financial statements of SuperGraphics Holding Company, Inc. and Subsidiary as of December 31, 1997, and for the year then ended, which report is included in this Form 8-K/A.


/s/ BDO Seidman, LLP


San Francisco, California
February 15, 1999